POWER OF ATTORNEY

For Executing Forms 3, 4 and 5 and
Reports Pursuant to Section 13
of the Securities Exchange Act of 1934

 Know all by these presents, that the undersigned hereby constitutes and appoints each of Kurt L. Betcher, William A. Myers, Mary E. Schaffner, and Jeannine E. Zahn, signing singly, his/her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned (i) Forms 3, 4, and 5, and any and all amendments to any such forms in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, (ii) without limitation, all statements on Schedule 13D and 13G and all amendments thereto, all joint filing agreements pursuant to Rule 13d-1 k(1) and (iii) under the Exchange Act in connection with such statements, all documents that may be required from time to time to be filed with the Securities and Exchange Commission in connection therewith;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such statement or report or any amendment or amendments thereto, and the timely filing of such form or amendment with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer affiliated with one or more of the entities known collectively as "Norwest Venture Partners," unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2013.

       /s/ Matthew Howard
       Matthew Howard
  Exhibit 99.3